
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from the balance sheet and statement of income and is qualified in its entirety by reference to such financial statements
</LEGEND>
<CIK> 0000786622
<NAME> KRUPP INSURED PLUS LTD PARTNERSHIP

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1996
<PERIOD-END>                               SEP-30-1996
<CASH>                                       1,870,690
<SECURITIES>                                85,954,493<F1>
<RECEIVABLES>                                  842,582
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                             1,482,650<F2>
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              90,150,415
<CURRENT-LIABILITIES>                           12,985
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                    89,516,608<F3>
<OTHER-SE>                                     620,822
<TOTAL-LIABILITY-AND-EQUITY>                90,150,415
<SALES>                                              0
<TOTAL-REVENUES>                             5,149,806<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             1,353,492<F5>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                              3,796,314
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                          3,796,314
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 3,796,314
<EPS-PRIMARY>                                        0<F6>
<EPS-DILUTED>                                        0<F6>

<F1>Includes the following investments: Participating Insured Mortgages ("PIMs")
$58,900,234 & Mortgage-Backed Securities ("MBS") $27,054,259
<F2>Includes the following prepaid acquisition fees & expenses of $1,122,658 net of accumulated amortization of $4,997,850 and prepaid participating servicing of
$359,992 net of accumulated amortization of $2,040,007
<F3>Represents total equity of General Partners & Limited Partners of $(195,276)
and $89,711,884
<F4>Represents interest income on investments in mortgages & cash
<F5>Includes $718,876 of amortization related to prepaid fees & expenses
<F6>Net income allocated $113,889 to the General Partners & $3,682,425 to the
Limited Partners.  Average net income per unit of Limited Partners interest is
$.49 on 4,500,099 units outstanding.

